UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2011 interclick, inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34523	01-0692341
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 West 19th Street 10th Floor New York, NY	10011
(Address of principal executive offices)	(Zip code)

(646) 722-6260
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On October 31, 2011, interclick, inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Yahoo! Inc., a Delaware corporation (“Parent”), and Innsbruck Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  On November 1, 2011 the Company and Parent issued a joint press release announcing that they had entered into the Merger Agreement.  A copy of the press release was previously furnished by the Company as a preliminary communication on the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on November 1, 2011.

Pursuant to the terms of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding common stock, par value $0.001 per share, of the Company (the “Shares”) at a purchase price of $9.00 per Share, net to the holder thereof in cash, without interest and subject to reduction for any required withholding taxes (the “Offer Price”).  Under the Merger Agreement, Merger Sub will commence the Offer within ten business days after October 31, 2011.  If on or prior to any scheduled expiration date of the Offer, all of the conditions to the Offer have not been satisfied, or, where permitted by applicable law and the Merger Agreement, waived by Merger Sub, Merger Sub is obligated to extend the Offer on one or more occasions through April 30, 2012, subject to two 30-calendar day extensions should certain specified conditions not yet be satisfied.

The obligation of Merger Sub to accept for payment and pay for the Shares validly tendered (and not properly withdrawn in the Offer) is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in the Merger Agreement, including the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.  The Offer is also conditioned on there being validly tendered in the Offer and not properly withdrawn before the expiration of the Offer, a number of Shares, which, together with the number of Shares (if any) then owned of record by Parent or any of its wholly-owned direct or indirect subsidiaries, including Merger Sub, or with respect to which Parent or any of its wholly-owned direct or indirect subsidiaries, including Merger Sub, otherwise has, directly or indirectly, sole voting power, represents at least a majority of the Shares then outstanding (determined on a fully diluted basis) and no less than a majority of the voting power of the shares of capital stock of the Company then outstanding (determined on a fully diluted basis) and entitled to vote upon the adoption of the Merger Agreement (excluding from the number of tendered Shares, but not from the number of outstanding Shares, Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) (collectively, the “Minimum Condition”). Furthermore, the Offer is conditioned on the Company’s receipt of an amendment to each outstanding warrant to purchase Shares (“Warrant”), executed by the applicable holder thereof, such that the terms of such Warrant provide for its automatic exercise immediately prior to the closing of the Merger.  Neither the Offer nor the Merger is subject to a financing condition.

Pursuant to the Merger Agreement, following the consummation of the Offer and the satisfaction or waiver of each of the applicable conditions set forth in the Merger Agreement, including the Minimum Condition, Merger Sub and the Company will merge (the “Merger”), whereupon Merger Sub’s separate corporate existence will cease and the Company will continue as the surviving corporation of the Merger and as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, each outstanding Share (other than Shares that are held in the treasury of the Company, and all Shares owned of record by Parent or any of its direct or indirect wholly-owned subsidiaries, including Merger Sub, or by any stockholder of the Company who is entitled to and properly exercises dissenters’ rights under Delaware law) will be converted into the right to receive the Offer Price. The consummation of the Merger is subject to customary closing conditions.  The parties have agreed that if, following completion of the Offer, Parent, Merger Sub and any other subsidiary of Parent collectively own at least 90% of the outstanding Shares, the Merger will be completed without a meeting of the Company’s stockholders, pursuant to Delaware’s “short-form” merger statute.

Subject to the terms and conditions of the Merger Agreement, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable only after acceptance by Merger Sub of, and payment for, Shares tendered in the Offer and on the terms and conditions set forth in the Merger Agreement, to purchase newly issued Shares at a price per Share equal to the Offer Price in an amount that, when added to the Shares already owned by Parent and Merger Sub at the time of exercise of the Top-Up Option, constitutes one share more than 90% of the outstanding Shares. The Top-Up Option is not exercisable unless, immediately after such exercise and the issuance of Shares pursuant thereto, Parent and Merger Sub will then hold, in the aggregate, at least 90% of the issued and outstanding Shares. Merger Sub will pay the Company the aggregate par value of the Shares issued pursuant to the Top-Up Option in cash and the balance of the aggregate price to be paid for such Shares will be paid by delivery of a promissory note.  This promissory note will be full recourse against Merger Sub, will be guaranteed by Parent, will bear interest at the rate of interest per annum equal to the prime lending rate prevailing from time to time during such period as published in The Wall Street Journal, will mature on the first anniversary of the date of its delivery and may be prepaid without penalty.  The Top-Up Option will terminate concurrently with any termination of the Merger Agreement.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub made solely for the benefit of the parties to the Merger Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Parent and Merger Sub and may be subject to important qualifications and limitations agreed to by the Company, Parent and Merger Sub in connection with the negotiated terms. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for purposes of allocating risk among the Company, Parent and Merger Sub rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants in the Merger Agreement or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

The Company has also agreed to customary covenants governing the conduct of its business, including an obligation to conduct its business in the ordinary and usual course consistent with past practice through the effective time of the Merger or the earlier termination of the Merger Agreement. In addition, the Company has agreed to not solicit or engage in discussions concerning alternative proposals for the acquisition of the Company, and it must notify Parent and Merger Sub of its receipt of any inquiry or proposal regarding an alternative transaction. However, if the Company receives an unsolicited proposal that the Company’s board of directors determines would be reasonably expected to lead to a Superior Proposal (as defined in the Merger Agreement), the Company may, under certain circumstances, provide information to and engage in discussions with the person making such proposal. In the event that the Company receives an unsolicited proposal that the Company’s board of directors concludes is a Superior Proposal, under certain circumstances, the Company’s board of directors may change its recommendation with respect to the Offer and Merger, and the Company may terminate the Merger Agreement to accept the Superior Proposal. However, prior to a change of recommendation by the Company’s board of directors or the Company’s termination of the Merger Agreement due to a Superior Proposal, the Company must provide Parent and Merger Sub with four business days’ notice of its intention to take such actions.  During this four day period prior to taking such action, the Company is required to negotiate with Parent and Merger Sub in good faith to make such adjustments in the terms and conditions of the Merger Agreement so that such Superior Proposal would cease to constitute a Superior Proposal.

The Merger Agreement may be terminated under certain customary circumstances, including by Parent if the Company’s board of directors withdraws or changes its recommendation in support of the Offer, or by the Company if the Company’s board of directors determines to accept a Superior Proposal. In each of these cases, the Company may be required to pay Parent a termination fee of $9 million (the “Breakup Fee”).  Subject to certain exceptions as set forth in the Merger Agreement, the Company is not obligated to pay or reimburse Parent, Merger Sub or any of their affiliates for any of their costs or expenses upon termination of the Merger Agreement in such cases.

In addition, if the Offer expires as a result of the failure of any condition of the Offer, or is terminated pursuant to the terms of the Offer without any Shares being purchased, either Parent or the Company may terminate the Merger Agreement. If, prior to the date of any such termination, a competing acquisition proposal is publicly disclosed and the Company enters into an agreement to consummate, or actually consummates, a competing acquisition proposal within twelve (12) months after such termination, then the Company may also be required to pay Parent the Breakup Fee upon completion of such competing acquisition proposal.

In connection with the Merger, (i) all outstanding vested options to purchase Shares (“Options”) will be cancelled in exchange for a cash payment equal to the excess, if any, of the Offer Price over the exercise price per share of such Option multiplied by the number of Shares underlying such Option; (ii) all outstanding unvested Options will be cancelled for no consideration (subject to certain acceleration provisions as set forth in the Merger Agreement), provided that, those unvested Options held by any employee of the Company who will be an employee of Parent or an affiliate of Parent following consummation of the Merger will be assumed by the Parent and converted to options to purchase shares of Parent common stock upon the same terms and vesting schedule (with adjustments to the number of shares and the exercise price based on the Equity Exchange Ratio as defined in the Merger Agreement); (iii) all restricted Shares will be converted into the right to receive the Offer Price in the Merger, provided that, holders of unvested restricted Shares will be paid the Offer Price for such restricted Shares as and when such restricted Shares would have vested if the applicable restricted stock agreement had remained in effect following consummation of the Merger; and (iv) all restricted stock units with respect to Shares shall be assumed by Parent and shall be converted into a new award of Parent restricted stock units (with adjustments to the number of shares based on the Equity Exchange Ratio as defined in the Merger Agreement).

The board of directors of the Company has unanimously approved the Offer, the Merger and the Merger Agreement.  This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as an exhibit to this Form 8-K and is incorporated into this report by reference.

Tender and Support Agreements

Concurrently with the execution of the Merger Agreement, each of the Company’s directors and executive officers (each, a “Stockholder”) entered into a Tender and Support Agreement, dated as of October 31, 2011, with Parent and Merger Sub (each, a “Support Agreement” and collectively, the “Support Agreements”).   The Company is not a party to the Support Agreements.  Pursuant to each Support Agreement, each such Stockholder has agreed, among other things, to (i) tender the Shares beneficially owned by them in the Offer (other than any unvested restricted Shares) and (ii) support the Merger and the other transactions contemplated hereby, each on the terms and subject to the conditions set forth in the Support Agreements. Each Support Agreement will terminate automatically, without any notice or other action by any Person, upon the first to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the effective time of the Merger, (iii) the date of any modification, waiver or amendment to the Merger Agreement or the terms of the Offer in a manner that reduces the amount of consideration payable to each Stockholder in connection therewith and (iv) the mutual written consent of the parties hereto.  An aggregate of 2,276,800 Shares (representing approximately 9.0% of the outstanding Shares, including restricted Shares) are subject to the Support Agreements, consisting of 1,455,510 Shares and vested restricted Shares (representing approximately 5.8% of the outstanding Shares, including restricted Shares) and 821,290 unvested restricted Shares, which are not subject to the tender obligation (representing approximately 3.3% of the outstanding Shares, including restricted Shares).

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

 (d)  Exhibits.

2.1	Agreement and Plan of Merger, dated as of October 31, 2011, by and among Yahoo! Inc., Innsbruck Acquisition Corp. and interclick, inc.

Additional Information

The tender offer described in this communication has not yet commenced.  The description contained herein is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase and other related materials that Parent intends to file with the SEC.  In addition, the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, the Company’s stockholders will be able to obtain the tender statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the Offer, free of charge on the SEC’s website at www.sec.gov, from the information agent named in the tender offer materials or from Parent.  A copy of the Solicitation/Recommendation Statement on Schedule 14D-9 will also be available free of charge to all the Company’s stockholders by contacting the Company at 11 West 19th Street, 10th floor, New York, NY 10011, Attention: Corporate Secretary, (646) 722-6260.  The Company’s stockholders are advised to read these documents, any amendments to these documents and any other documents relating to the Offer that are filed with the SEC carefully and in their entirety prior to making any decisions with respect to the Offer because they contain important information, including the terms and conditions of the Offer.

Forward Looking Statements

This document contains forward-looking statements concerning the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined businesses and any other statements regarding events or developments that the parties believe or anticipate will or may occur in the future.  Risks and uncertainties may cause actual results and benefits of the proposed acquisition to differ materially from management expectations.  Potential risks and uncertainties include, among others:  general economic conditions and conditions affecting the industries in which Parent and the Company operate; the uncertainty of regulatory approval; and the parties’ ability to satisfy the Offer and Merger Agreement conditions and consummate the transaction  Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Parent’s SEC filings, including Parent’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011 as well as the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011. These forward-looking statements speak only as of the date of this communication and neither Parent nor the Company assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

interclick, inc.

Date: November 3, 2011	By:	/s/ Roger Clark
Name: Roger Clark
Title: Chief Financial Officer